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Exhibit 10.1


                       MINERAL PROPERTY PURCHASE AGREEMENT


                  THIS AGREEMENT dated for reference January 18, 2006.


BETWEEN:

                  690047 B.C. LTD., having its office located at 702-33 Water Street, Vancouver B.C. V6B 1A1;

                  (the "Vendor")

                                                             OF THE FIRST PART

AND:

                  DENIA ENTERPRISES INC., a company incorporated pursuant to the laws of Nevada with its registered office at 1802
                  N Carson St. Ste 212,  Carson City, Nevada, 89701;

                  (the "Purchaser")

                                                             OF THE SECOND PART

W H E R E A S :

A. The Vendor is the registered and beneficial owner of three mineral claims located in the Nicola Mining Division, British Columbia at latitude 49(0)43'N and longitude 121(0)3'W, which claims are more particularly described in Schedule "A" attached hereto which forms a material part hereof (collectively, the "Claims");

B.  The Vendor has agreed to sell and the  Purchaser  has agreed  to  purchase a
100%  right,  interest and title in and to the Claims   upon   the   terms   and
conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                VENDOR'S REPRESENTATIONS

1.1  The Vendor represents and warrant to the Purchaser that:

(a) The Vendor is the registered and beneficial owners of the Claims and collectively holds the right to transfer title to the Claims and to explore and develop the Claims;

(b) The Vendor holds the Claims free and clear of all liens, charges and claims of others, and the Vendors have a free and unimpeded right of access to the Claims and have use of the Claims surface for the herein purposes;

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(c)  The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

(d) There are no adverse claims or challenges against or to the Vendor's ownership of or title to any of the Claims nor to the knowledge of the Vendor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

(e) The Vendor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which either Vendor is a party or by which they are bound or to which they are subject; and

(f) No proceedings are pending for, and the Vendor is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Vendor in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Vendor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2.   THE PURCHASER'S REPRESENTATIONS

                  The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the state of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.   SALE OF CLAIMS

3.1 The Vendor hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims in consideration of the Purchaser issuing a total of 300,000 shares (the "Shares") of fully paid, non-assessable common stock to the Vendor.

3.2 The Vendor acknowledges that the Shares are subject to resale restrictions in accordance with applicable securities laws.

3.3 The Company covenants to the Vendor that if it files a prospectus or registration statement in any jurisdiction pursuant to which shares of common stock in the Company's capital will be registered for resale, the Company shall also register the Shares pursuant to such prospectus or registration statement as well.

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4.   CLOSING

The sale and purchase of the interest in the Claims shall be closed at 11:00am on January 18, 2006 at the offices of the Purchaser, or such other place and time acceptable to both parties. At closing:

(a) the Vendor shall deliver to the Purchaser a bill of sale absolute with respect to the transfer of a 100% interest in the Claims; and

(b) the Purchaser shall concurrently deliver to the Vendor certificate representing the Shares that have been duly authorized for issuance.

5.   FORCE MAJEURE

If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

6.   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

7.   NOTICE

7.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

7.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

8.   RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

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9.   FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

10.  TIME OF ESSENCE

Time shall be of the essence of this Agreement.

11.  TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

12.  CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

13.  NONSEVERABILITY

This Agreement shall be considered and construed as a single instrument and the failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

14.  APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

15.  ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

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     IN WITNESS  WHEREOF this Agreement has been executed as of the day and year first above written.


690047 B.C. LTD.                               DENIA ENTERPRISES INC.

PER:                                           PER:
------------------------------                 ------------------------------
Authorized Signatory                           Authorized Signatory


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                                  SCHEDULE "A"


The Claims referred to in this Agreement consist of three mineral claims totalling 542.991 hectares. The Claims measure approximately four kilometres east-west and 2.5 kilometers north-south. The claims are located in the Nicola Mining Division on map sheet on Map Sheet 92H-11E. The pertinent property information is as follows:


-----------------  --------------------- ------------------ -------------------
     Tenure          Recorded Holder           Mining              Number of
     Number                                  Division              Hectares
-----------------  --------------------- ------------------ -------------------
     503797           690047 BC Ltd.           Nicola               167.077
-----------------  --------------------- ------------------ -------------------
     504529           690047 BC Ltd.           Nicola               229.722
-----------------  --------------------- ------------------ -------------------
     504532           690047 BC Ltd.           Nicola               146.192
-----------------  --------------------- ------------------ -------------------